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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF FOSTER PEPPER & SHEFELMAN PLLC]

July 13, 1998

Washington Mutual, Inc.
1201 Third Avenue
Seattle, WA 98101
Attention: Marc R. Kittner

                                               Washington Mutual/Ahmanson Merger

Gentlemen:

        The description of the tax consequences of the proposed merger of H.F. Ahmanson & Company with and into Washington Mutual, Inc. set forth in the "Federal Income Tax Consequences" section and the summary thereof of the Form S-4 is true, correct and complete, to the extent set forth therein, in all material respects.

        We hereby consent to the use of our name under the caption "THE MERGER--Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Foster Pepper & Shefelman PLLC

                                        Foster Pepper & Shefelman PLLC